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                                                               EXHIBIT 10.31

                             FIRST AMENDMENT TO THE
               AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Amended and Restated Employment Agreement (the "Agreement") by and between F.Y.I. Incorporated, a Delaware corporation (the "Company") and Joe A. Rose ("Employee") is hereby entered into and effective as of June 17, 1998.


         Paragraph 2(a) is hereby amended and restated as follows:

         2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary; Annual Bonus. The base salary payable to Employee shall be $165,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly (pro-rated for any year in which Employee is employed for less than the full year). For 1998 and subsequent years, it is the Company's intent to develop a written Incentive Bonus Plan setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards. Employee shall be eligible for a bonus opportunity of up to 50% of Employee's annual base salary in accordance with this Incentive Bonus Plan, pro-rated for any year in which Employee was employed for less than the full year. The award of any bonus shall be based on the total performance of the business unit managed and shall be payable in various increments based on the performance of the business unit versus targeted goals. The incremental payments and the Company's targeted performance shall be determined by the Board of Directors (the "Board") or the compensation committee thereof.


         Paragraph 4 is hereby amended and restated as follows:

         4. Term; Termination; Rights on Termination. The term of this Agreement shall begin on June 17, 1997 and continue for two (2) years
(the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:


                                             EMPLOYEE:

                                             /s/  JOE A. ROSE
                                             ------------------------------
                                             Joe A. Rose


                                             F.Y.I. INCORPORATED


                                             By:/s/  ED H. BOWMAN, JR.
                                                ---------------------------
                                             Title: President and Chief
                                                    Executive Officer